UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

Xplore Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders held on September 24, 2013, the Company’s stockholders voted on six matters. The Company’s stockholders (i) approved the election of F. Ben Irwin, Thomas F. Leonardis, Kent Misemer, Brian Usher-Jones, Philip S. Sassower, and Andrea Goren to the Company’s board of directors, (ii) ratified the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014, (iii) approved an amendment to the Company’s 2009 Stock Incentive Plan to (a) increase the maximum number of shares of its common stock issuable under that plan from 187,500 to 1,687,500 and (b) increase the number of shares of its common stock relating to awards under that plan that any single participant may receive in any calendar year from 20,000 to 500,000, (iv) approved an amendment to the Company’s 2009 Employee Stock Purchase Plan to increase the maximum number of shares of its common stock issuable under that plan from 12,500 to 32,500, (v) approved a non-binding advisory proposal regarding the Company’s executive compensation and (vi) approved a non-binding advisory proposal to have the Company’s stockholders vote on the Company’s executive compensation every three years.

As of the close of business on August 1, 2013, the record date for the Annual Meeting, there were 8,394,443 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of record of capital stock representing a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum. At the Annual Meeting, holders of a total of 5,526,894 (65.83%) shares of the Company’s common stock were present, in person or by proxy. The tables below set forth information regarding the results of the voting at the Annual Meeting.

Proposal 1: Voting tabulations for the election of the following individuals as directors for a one year term were as follows:

Name	Votes For	Votes Withheld
Philip S. Sassower	3,854,329	14,610
Andrea Goren	3,854,334	14,605
F. Ben Irwin	3,830,876	38,063
Thomas F. Leonardis	3,856,940	11,999
Kent A. Misemer	3,856,945	11,994
Brian E. Usher-Jones	3,856,295	12,644

Proposal 2: The voting tabulation for the ratification of PMB Helin Donovan as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014 was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,521,205	490	5,199	0

Proposal 3: The voting tabulation for the approval of an amendment to the Company’s 2009 Stock Incentive Plan to (a) increase the maximum number of shares of its common stock issuable under that plan from 187,500 to 1,687,500 and (b) increase the number of shares of its common stock relating to awards under that plan that any single participant may receive in any calendar year from 20,000 to 500,000:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,270,110	242,253	356,576	1,657,955

The voting tabulation for the approval of an amendment to the Company’s 2009 Employee Stock Purchase Plan to increase the maximum number of shares of its common stock issuable under that plan from 12,500 to 32,500:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,705,842	24,784	138,313	1,657,955

The voting tabulation for the approval of a non-binding advisory proposal regarding the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,707,144	14,724	147,071	1,657,955

The voting tabulation for the approval of a non-binding advisory proposal regarding the frequency with which the Company’s stockholders should vote on the Company’s executive compensation:

One Year	Two Years	Three Years	Abstentions
703,124	7	3,129,844	35,964

Reference is made to the Company’s Schedule 14A, dated August 12, 2013, containing the definitive Proxy Statement, which we distributed to the Company’s stockholders of record beginning on August 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

By:	/s/ Michael J. Rapisand
Name:	Michael J. Rapisand
Title:	Chief Financial Officer

Dated: September 24, 2013